Exhibit 10.1

FIRST AMENDMENT TO
THE AMENDED AND RESTATED
BIOMARIN PHARMACEUTICAL INC. (the “Company”)
NONQUALIFIED DEFERRED COMPENSATION PLAN (the “Plan”)
(as amended and restated on October 7, 2014)

Effective Date: June 4, 2019

1.	Subsection 1.26 of the Plan is amended and restated in its entirety to read as follows:

1.26
“Restricted Stock Compensation,” means any restricted stock, restricted stock unit, phantom stock or similar award granted by the Employer to a Participant under any Employer-sponsored equity compensation plan and shares of Company stock resulting from the vesting of any such equity award.

2.	The modifications set forth above shall not affect any other provisions of the Plan.